UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

CAPITOL BANCORP LIMITED

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Capitol Bancorp Center
200 N. Washington Sq., Lansing, MI
(Address of principal executive offices)

48933
(Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On December 15, 2008, Capitol Bancorp Limited (“Capitol”) provided notice to all of its directors and executive officers informing them that in order to implement a transition to a new recordkeeper for the Capitol Bancorp Limited 401(k) Plan (the “Plan”), a blackout period will apply to the Plan, which will begin at 4:00 p.m. (Eastern Standard Time) on January 5, 2009 and is expected to end during the week of January 25, 2009 (the “Blackout Period”).  Additionally, the notice states that during the Blackout Period, Capitol’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling, exercising or otherwise acquiring or transferring any equity security of Capitol (or derivative security of such equity security, such as stock options) acquired in connection with services or employment as a director or executive officer.  These restrictions are required to comply with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR because the Blackout Period will specifically apply to Capitol common stock in the Plan. The notice that was sent to Capitol’s directors and executive officers on December 15, 2008 is being filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Notice of Blackout Period dated December 15, 2008 to Directors and Executive Officers of Capitol Bancorp Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LIMITED

Date: December 15, 2008	By:	/s/ Cristin K. Reid
Cristin K. Reid
Corporate President